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                                                                       EXHIBIT 2

                           CERTIFICATE OF AMENDMENT
                      OF THE CERTIFICATE OF INCORPORATION
                                      OF
                              DANZER CORPORATION
                                     UNDER
                                SECTION 805 OF
                         THE BUSINESS COPRPORATION LAW


          The undersigned, M.E. Williams, the President of Danzer Corporation has executed this CERTIFICATE OF AMENDMENT OF DANZER CORPORATION UNDER SECTION 805:

          FIRST: The name of the corporation is Danzer Corporation. The corporation was formed under the name Affiliated National, Inc.

          SECOND: The articles of incorporation of the corporation was filed by the Department of State on October 7, 1987.

          THIRD: The certificate of incorporation is amended to effect the following changes:

                     Article "FOURTH" relating to the aggregate number of shares which the corporation shall have the authority to issue is amended to add a new subsection (f) thereto reading, in its entirety as set forth in paragraph FIFTH below, to create and authorize the issuance of a series of preferred stock with the relative rights, preferences and limitations as are set forth in Article FIFTH hereof.

          FOURTH:  The amendment was authorized in the following manner:

                By action of the Board of Directors of the coporation on the 21st day of June, 2001.

          FIFTH: The text of Article "FOURTH", subsection (f), to be added to the certificate of incorporation is set forth below:

1. Designation and Number of Shares. The designation of such series of Preferred Stock, $.001 par value per share, authorized by this resolution shall be Series C Convertible Preferred Stock ("Series C Preferred"). The maximum number of authorized shares of the Series C Preferred shall be Four Million Five Hundred Thousand (4,500,000) and no more.

2. Rank. The Series C Preferred shall, with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Corporation, rank pari passu with any other series of other equity securities of the Corporation, including the common stock, par value $.0001 per share
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("Common Stock") of the Corporation, and shall participate in any such event on an "as-if" converted basis.

3.  Voting Rights.  The holders of Series C Preferred shall:
(i) be entitled to cast on each matter submitted to a vote of the stockholders of the Corporation the number of votes equal to the number of shares of Common Stock into which such shares of Series C Preferred could be converted pursuant to paragraph 4 hereof, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of the stockholders is solicited; (ii) have voting rights and powers equal to the voting rights and powers of the Common Stock except as otherwise stated in 3(i) above in respect of the number of votes each share of Series C Preferred is entitled; and (iii) be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Corporation. Fractional Votes shall not be permitted and any fractional voting resulting from the above formula (after aggregating all shares into which shares of Series C Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as otherwise provided below or by law, the holders of Series C Preferred and holders of Common Stock shall vote together as a single class and not as separate classes on all matters submitted to a vote of the Corporation's stockholders.

4. Conversion, Adjustments and Registration Rights. (a) The shares of Series C Preferred shall be convertible at the option of the holders of record thereof, in whole or in part, any time and from time to time until 5:00 p.m., EST, on the date the Corporation files a Registration Statement (as hereinafter defined) as set forth in paragraph 4 (i) below, pro-rata into an aggregate of Ninety Million (90,000,000) fully paid and non-assessable shares of Common Stock, as hereinafter provided.

          (b) Before any holder of shares of Series C Preferred shall be entitled to convert the same into Common Stock, he shall deliver the certificate or certificates therefor, duly endorsed, at the office of the Corporation or the Corporation's transfer agent, if any, and shall give written notice to the Corporation that he elects to convert all or part of the shares represented by the certificate or certificates and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Conversion shall be deemed to have been made effective on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". The Corporation will, as soon as practicable thereafter, issue and deliver to such holder of shares of Series C Preferred, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid.

          (c) In case the Corporation shall consolidate or merge into or with another corporation, or in case the Corporation shall sell or convey to any other person or persons all or substantially all the assets of the Corporation, and in any such transaction in which the Common Stock (but not the Series C Preferred ) is converted into or exchanged for securities, cash, or other property, each holder of Series C Preferred then outstanding shall have the right thereafter to convert each share of Series C Preferred held by him into the kind and amount of shares of stock, other securities, cash and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series C Preferred was

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convertible immediately prior to such consolidation, merger, sale or conveyance, and shall have no other conversion rights. In any event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation or otherwise in any contracts of sale and conveyance so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the conversion rights of the holders of shares of the Series C Preferred shall thereafter be applicable and effectively included in such certificate, articles of incorporation, or contract, as the case may be.

          (d) Subject to approval thereof by the shareholders of the Company, including the holders of the Series C Preferred voting as a single class with the holders of the Common Stock of the Company, the Corporation shall amend its Certificate of Incorporation to authorize a sufficient number of shares of common stock to convert the shares of Series C Preferred to Common Stock and shall reserve out of its authorized but unissued shares of Common Stock, or its shares of Common Stock held in treasury, sufficient shares of Common stock to permit the conversion of the Series C Preferred at all times. All shares of Common Stock, which may be issued upon conversion of the Series C Preferred, shall be validly issued, fully paid and non-assessable. Following such Amendment to the Certificate of Incorporation, the Corporation shall not amend, alter or repeal this Certificate of Powers, Designations, Preferences, and Rights in any way which adversely affects the rights of the holders of the Series C Preferred, without the prior written consent of the holders of a majority, the then outstanding shares of Series C Preferred.

          (e) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series C Preferred shall be made without charge to the holders of shares of Series C Preferred converting such shares of Series C Preferred for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of shares of Series C Preferred converted.

          (f) Shares of Common Stock held in the treasury of the Corporation may in the Corporation's discretion be delivered upon any conversion of shares of the Series C Preferred.

          (h) All certificates for the shares of Series C Preferred and any shares of Common Stock issued upon conversion thereof shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFICATION UNDER THE BLUE SKY LAWS OR ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, BENEFICIALLY OR ON THE RECORDS OF THE CORPORATION, UNLESS THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE AS CONFIRMED IN AN OPINION OF COUNSEL SATISFACTORY TO CORPORATION.

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          The certificates evidencing such shares shall also bear any legends required pursuant to any state, local or foreign law governing in such securities.

          (i) The Corporation will use its best efforts to file, as soon as reasonably practicable following the date of issuance of the Series C Preferred and in any event on or before December 31, 2001, a registration statement ("Registration Statement") on Form S-4, pursuant to the rules of the Securities and Exchange Commission ("SEC") and, if not, on such other form promulgated by the SEC for which the Corporation then qualifies, which is available to Corporation, and which counsel for the Corporation shall deem appropriate for the registration under the Securities Act of 1933 of the resale by the holders of Series C Preferred of the Common Stock issuable to such holders upon conversion of the Series C Preferred in the event such conversion takes place on or before the date of filing the Registration Statement.

          The undersigned president and secretary of Danzer Corporation each hereby executes this certificate, declaring and certifying that this is the duly authorized act and deed of the Corporation and the facts herein stated are true, and accordingly have hereunto set their hands this 20th day of June, 2001

                         Danzer Corporation,
                         a New York corporation

                         By:  /s/ M. E. Williams
                              --------------------------------------
                         Name:   M. E. Williams
                         Title:  President


                         By:  /s/ Mark McGlaughlin
                              --------------------------------------
                         Name:   Mark McGlaughlin
                         Title:  Assistant Secretary

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